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                                                                    EXHIBIT 15.1






Board of Trustees and Shareholders of ProLogis
Aurora, Colorado

With respect to the subject registration statement on Form S-3 of ProLogis relating to the ProLogis 1999 Dividend Reinvestment and Share Purchase Plan, we acknowledge our awareness of the incorporation by reference therein of our reports dated, May 1, 2002, except to note 11, which is as of May 14, 2002, July 25, 2002, and October 30, 2002 related to our review of interim financial information of ProLogis (formerly ProLogis Trust) as of March 31, 2002, June 30, 2002 and September 30, 2002 and for the periods then ended, respectively.

Pursuant to Rule 436 (c) under the Securities Act of 1933 (the Act), such reports are not considered a part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Section 7 and 11 of the Act.



                                  /s/ KPMG LLP





San Diego, California
December 19, 2002